Exhibit 10.2

FIRST AMENDMENT TO TERM CREDIT AGREEMENT

THIS FIRST AMENDMENT TO TERM CREDIT AGREEMENT (this “Amendment”), dated as of August 31, 2007, is entered into by and among Maunsell HK Holdings, Ltd., a limited company organized under the laws of Hong Kong, Faber Maunsell Limited, a limited company organized under the laws of the United Kingdom, W.E. Bassett & Partners Pty. Ltd., a limited company organized under the laws of Australia, Maunsell Group Limited, a limited company organized under the laws of New Zealand, and Maunsell Australia Pty Ltd., a limited company organized under the laws of Australia (each, a “Borrower” and collectively, the “Borrowers”), the several financial institutions identified on the signature pages hereto (hereinafter collectively referred to as the “Lenders” and individually as a “Lender”), Union Bank of California, N.A., as administrative agent (the “Administrative Agent”) and Bank of Montreal, acting under its trade name BMO Capital Markets, as the syndication agent (the “Syndication Agent”), with reference to the following facts:

RECITALS

A.            The Borrowers, the Lenders, the Administrative Agent and the Syndication Agent are parties to the Term Credit Agreement dated as of September 22, 2006 (the “AJCA Credit Agreement”), pursuant to which the Lenders provided a term credit facility to the Borrowers in the original principal amount of $65,000,000, a portion of the proceeds of which were used by the Borrowers to finance the payment of a cash dividend to the Parent in connection with the repatriation of undistributed earnings of certain of the Borrowers under the American Jobs Creation Act of 2004.

B.            Several of the covenants, definitions and other provisions of the AJCA Credit Agreement are based upon and derived from the related and substantially identical covenants, definitions and provisions of that certain Amended and Restated Credit Agreement dated as of September 22, 2006 by and among the Parent, the Subsidiary Borrowers identified therein, Union Bank of California, N.A., as administrative agent, and the lenders identified therein (the “Existing Parent Credit Agreement”).

C.            The Parent intends to amend and restate the Existing Parent Credit Agreement by entering into a Second Amended and Restated Credit Agreement of even date herewith by and among the Parent, the Subsidiary Borrowers identified therein, Bank of America, N.A., as administrative agent, and the lenders identified therein (the “Amended Parent Credit Agreement”).

D.            The parties wish to amend the AJCA Credit Agreement so that its covenants, definitions and other provisions will conform to the related provisions of the Amended Parent Credit Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.             Defined Terms.  Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the AJCA Credit Agreement.

2.             Amendments to Definitions.

A.            Amendments to Existing Definitions.  Section 1.01 of the AJCA Credit Agreement is hereby amended such that the following existing definitions shall read in full as follows:

“‘Affiliate’ means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  The term “control” means the possession, directly or indirectly, of the power, whether or not exercised, (a) to vote more than thirty-five percent (35%) of the securities having voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms “controlled” and “common control” shall have correlative meanings.  Notwithstanding the foregoing provisions of this definition, in no event shall the trustee under any Plan, any Lender or the Administrative Agent be deemed to be an Affiliate of the Parent or any of its Subsidiaries.”

“‘Consolidated EBITDA’ means for any measurement period, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) Consolidated Interest Expense for such period, plus (c) 100% of the principal contributions for such period accrued for stock match programs for employees, consultants and Directors for purchases of the Parent’s Capital Stock, plus (d) the amount of Taxes expensed, based on or measured by income, used or included in the determination of Consolidated Net Income for such period, plus (e) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income for such period, plus (f) extraordinary losses included in the determination of Consolidated Net Income for such period, plus (g) non-cash expenses associated with the Senior Executive Equity Investment Program and other accrual of stock-based compensation expense (including stock appreciation rights) for such period, minus (h) extraordinary gains included in the determination of Consolidated Net Income for such period, minus (i) non-cash interest income associated with the Senior Executive Equity Investment Program for such period; provided, however, that with respect to a Subsidiary acquired within such measurement period or any proposed Investment pursuant to Section 8.04(i), the Parent may also include items (a) through (g) above for such acquired Subsidiary or such proposed Investment for the entire measurement period in Consolidated EBITDA for the measurement period to the extent that either:

(A)          the Parent has provided to the Administrative Agent (1) financial statements for that entity for the portion of such measurement period occurring prior to its acquisition or proposed acquisition, and (2) the most recent year-end audited financial statements for that entity (which audited statements must be as of a date occurring within five fiscal quarters prior to the acquisition date (even if such date is prior to the measurement period and, therefore, such audited statements are not actually used in computing Consolidated EBITDA for such measurement period)); or

(B)           if the Parent has not provided to the Administrative Agent the audited financial statements for the entity described in clause (A)(2) above, but the Parent has provided to the Administrative Agent the financial statements for that entity described in clause (A)(1) above and the most recent unaudited financial statements for the entity (which unaudited financial statements must satisfy the timing requirements described in the parenthetical reference in clause (A)(2) above), provided that the Parent may not include pursuant to this clause (B) more than $15,000,000 of the net sum of items (a) through (g) above for any single such acquisition or investment, nor more than $30,000,000 of the net sum of items (a) through (g) above in the aggregate for all such acquisitions or investments made in any consecutive twelve-month period.”

“‘Consolidated Interest Expense’ means, for any period, total interest expense of the Parent and its Subsidiaries on a consolidated basis accrued in that period as shown in the Parent’s profit and loss statement for that period, determined in accordance with GAAP, including commitment fees owed with respect to the unused portion of the Commitments, other fees hereunder, charges in respect of Financial Letters of Credit (as defined in the Parent Credit Agreement), the portion of any Capitalized Lease Obligations allocable to interest expense, but excluding (i) amortization, expensing or write-off of financing costs or debt discount or expense, (ii) amortization, expensing or write-off of capitalized private equity transaction costs, to the extent such costs are treated as interest under GAAP, (iii) make-whole charges in the aggregate amount of $3,200,000 incurred by the Company in the third Fiscal Quarter of its Fiscal Year 2007, and (iv) the portion of the upfront costs and expenses for Swap Contracts (to the extent included in interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received.”

“‘Consolidated Net Worth’ means, at any date, the consolidated stockholders’ equity of the Parent and its Subsidiaries determined in accordance with GAAP, plus redeemable Common Stock and Common Stock Units shown on the Parent’s consolidated balance sheet, plus an amount equal to the principal amount of issued and outstanding Preferred Stock of the Parent.”

“‘Fixed Charge Coverage Ratio’ means, as of the last day of any Fiscal Quarter, the ratio of (A) Consolidated EBITDA for the last four Fiscal Quarters minus Capital Expenditures for the last four Fiscal Quarters to (B) the sum of (i) Consolidated Interest Expense during such period, (ii) the current portion (i.e. the portion due and payable within the next twelve months) of long-term, interest-bearing indebtedness (meaning for this purpose only, the current portion of long term debt owing to banks, insurance companies, other financial institutions, and notes issued by the Company or any of its Subsidiaries to shareholders in conjunction with an acquisition), (iii) income taxes paid during the preceding four Fiscal Quarters and (iv) cash dividends paid on the Capital Stock of the Parent.”

“‘Indebtedness’ means, with respect to any Person, the aggregate amount of, without duplication:  (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit (other than performance letters of credit) or bankers’ acceptances; (g) all net obligations with respect to Swap Contracts; and (h) all Contingent Obligations (other than performance letters of credit); provided, that Indebtedness shall not include (i) indebtedness or other liabilities in an aggregate amount not to exceed $25,000,000 owing to shareholders pursuant to employee stock repurchase contracts as in effect on the Closing Date under (and as defined in) the Parent Credit Agreement in connection with purchases of the Parent’s Capital Stock by the Parent consistent with prior business practices, (ii) indebtedness of Joint Ventures of which the Parent or any of its Subsidiaries is a member to the extent such indebtedness is non-recourse (whether expressly, by operation of law or otherwise) to the Parent or such Subsidiary or its assets, (iii) an amount equal to the lesser of (A) the principal amount of Indebtedness supported by letters of credit, and (B) the face amount of such letters of credit, and (iv) the liquidation preference of any Preferred Stock.”

“‘Investment’ means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales or the provision of services to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.”

“‘IPO’ means the initial public offering of 40,422,500 shares of Common Stock of the Parent, which closed on May 15, 2007.”

“‘Net Cash Proceeds’ means, with respect to any Asset Disposition, without duplication, the sum of:

(a)           the cash and cash equivalent proceeds received by or for the account of the Parent or any of its Subsidiaries attributable to such Asset Disposition;

(b)           the amount of cash and cash equivalents received by or for the account of the Parent or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any Non-Cash Proceeds attributable to such Asset Disposition (but only as and when so received); and

(c)           the amount of cash and cash equivalents in respect of any run-off of receivables less payments on associated liabilities, in each case retained in connection with an Asset Disposition constituting a sale of all or substantially all of the other assets or a line of business of the Person making the disposition (but only as and when so received);

in each case net of any amount required to be paid to any Person (other than the Parent or any of its Subsidiaries) owning a beneficial interest in the stock or other assets disposed of, any amount applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under Section 8.01 on the asset disposed of, any income or transfer taxes paid or payable as a result of such Asset Disposition and professional fees and expenses, broker’s commissions and other out-of-pocket costs of sale actually paid to any Person (other than the Parent or any of its Subsidiaries) attributable to such Asset Disposition.”

“‘Parent Credit Agreement’ means the Second Amended and Restated Credit Agreement dated as of August 31, 2007 by and among the Parent, the Subsidiary Borrowers from time to time parties thereto, the Lenders from time to time parties thereto, Bank of America, N.A., as the Administrative Agent, a Letter of Credit Issuer and the Swing Line Lender, and Union Bank of California, N.A., as a Syndication Agent and a Letter of Credit Issuer.”

“‘Person’ means an individual, a corporation, a partnership, a trust, a limited liability company, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of “ERISA Affiliate,” a trade or business.”

“‘Preferred Stock’ means any class of preferred stock of the Parent.”

“‘Responsible Officer’ means the chief executive officer, the vice chairman, the president or the chief financial officer, controller, assistant controller, treasurer, assistant treasurer, general counsel, chief administrative officer or any other officer or employee of the applicable Borrower Party so designated by any of the foregoing officers in a notice to the Administrative Agent.”

“‘Solvent’ means with respect to any Person that:

(a)           the total present fair value and fair salable value of such Person’s assets on a going concern basis is in excess of the total amount of such Person’s probable liabilities, including contingent liabilities (which shall be valued based on reasonably expected liability);

(b)           such Person is able to pay its liabilities and contingent liabilities as they become due; and

(c)           such Person does not have unreasonably small capital with which to engage in such Person’s business as theretofore operated and as proposed to be operated.”

“‘Spot Rate’ for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.”

“‘Subordinated Debt’ means any Indebtedness hereafter incurred subordinated to the Obligations and with subordination terms (i) approved in advance in writing by all Lenders, if such Indebtedness matures prior to the Termination Date under (and as defined in) the Parent Credit Agreement, or (ii) approved in advance in writing by the Majority Lenders, if such Indebtedness matures after the Termination Date under (and as defined in) the Parent Credit Agreement, in either case, with such approval not to be unreasonably withheld or delayed.”

B.            Deletion of Existing Definitions.  Section 1.01 of the AJCA Credit Agreement is hereby further amended by deleting therefrom the definitions of “Class F Preferred Stock”, “Class G Preferred Stock” and “Permitted Chinese Stock”.

C.            Addition of Definition of “Permitted Acquisition”.  Section 1.01 of the AJCA Credit Agreement is hereby further amended and supplemented by adding therein a new definition of “Permitted Acquisition” as follows:

“‘Permitted Acquisition’ means an Investment by the Parent or any of its Subsidiaries in substantially all of the assets or a controlling interest in the Capital Stock of another Person engaged in the same or a substantially similar line of business as that of the Company or such Subsidiary (the ‘Acquired Person’), provided that: (i) such Investment shall have been approved by the board of directors (or other applicable management body) of the Acquired Person; (ii) prior to the consummation of such Investment, the Parent shall provide the Administrative Agent with a certification (A) stating that, after giving pro forma effect to the consummation of such Investment, no Default or Event of Default shall have occurred and be continuing, and (B) if such Investment exceeds $50,000,000, attaching pro forma balance sheets and projections in form and substance reasonably acceptable to the Administrative Agent demonstrating on a pro forma basis that the Borrowers shall continue to be in compliance with the financial covenants set forth in Section 8.05 and with all other provisions of the Loan Documents immediately following the consummation of such Investment.”

3.             Amendment to Default Interest Rate Provision.  Section 2.06(c) of the AJCA Credit Agreement is hereby amended by deleting the words “While any Event of Default exists or after acceleration,” and by substituting therefor the words “While (i) any Event of Default exists under Section 9.01(a), or (ii) following the occurrence and during the continuation of any other Event of Default in consequence of which the Majority Lenders have elected to assess interest on the Obligations at such rate.”

4.             Amendments to Increased Costs and Reduction of Return Provision.

A.            Section 4.02(a) of the AJCA Credit Agreement is hereby amended by deleting the words “on demand,” appearing on the eighth (8th) line thereof, and by substituting therefor the words “within 10 Business Days after demand”.

B.            Section 4.02(b) of the AJCA Credit Agreement is hereby amended by deleting the words “as specified” from the twelfth (12th) line thereof and substituting therefor the words “in each case within 10 Business Days after demand”.

5.             Amendment to Full Disclosure Provision.  Section 6.18 of the AJCA Credit Agreement is hereby amended by deleting the period at the end of such Section and adding a semicolon and the following proviso to the end of such Section:

“provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.”

6.             Amendments to Financial Reporting Requirements.

A.            Amendment to Annual Financial Statement Delivery Requirement.  Section 7.01 of the AJCA Credit Agreement is hereby amended to read in full as follows:

“7.01      Financial Statements.  The Administrative Borrower shall deliver to the Administrative Agent, with sufficient copies for each Lender, as soon as practicable and in any event within 90 days after the end of each Fiscal Year (provided that the foregoing deadline shall be subject to one automatic extension of fifteen (15) days if the Parent uses the automatic 15-day extension applicable to the filing of the Parent’s annual financial statements with the SEC pursuant to Rule 12b-25 of the Securities Exchange Act of 1934), internal financial statements of the Borrowers, the Guarantors (excluding the Parent) and the Offshore Group for such Fiscal Year, prepared by the Parent and converted into Dollars, in form and setting forth financial information reasonably satisfactory to the Arrangers.”

B.            Amendment to Quarterly Compliance Certificate Delivery Requirement.  Section 7.02(c) of the AJCA Credit Agreement is hereby amended to read in full as follows:

“(c) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (and within 60 days in the case of the last Fiscal Quarter of the Parent’s Fiscal Year) (provided that the foregoing deadline shall be subject to one automatic extension of five (5) days if the Parent uses the automatic 5-day extension applicable to the filing of the Parent’s quarterly financial statements with the SEC pursuant to Rule 12b-25 of the Securities Exchange Act of 1934), a compliance certificate of the chief financial officer or controller of the Parent setting forth the Leverage Ratio, with reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited consolidated financial statements of the Parent and its Subsidiaries for the last Fiscal Quarter of such Fiscal Year, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised compliance certificate setting forth the actual calculation thereof.”

7.             Amendment to Records and Inspections Provision.  Section 7.04 of the AJCA Credit Agreement is hereby amended by deleting the comma after the word “circumstances” appearing on the seventh (7th) line thereof and adding the following therein immediately after such reference to the word “circumstance”:

“(including, prior to the occurrence and continuation of an Event of Default, reasonable prior notice to the Administrative Borrower)”.

8.             Amendment to Payment of Obligations Covenant.  Section 7.12 of the AJCA Credit Agreement is hereby amended by adding the words “except where the failure to pay or discharge such obligations or liabilities could not be reasonably be expected to result in a Material Adverse Effect” after the word “liabilities” appearing on the third line thereof.

9.             Amendment to Liens Covenant.  Section 8.01 of the AJCA Credit Agreement (with respect to incidental Liens) is hereby amended by deleting the reference therein to “$20,000,000” and by substituting therefor a reference to “$35,000,000”.

10.           Amendments to Indebtedness Covenant.

A.            Amendments to Existing Provisions.  Section 8.02 of the AJCA Credit Agreement is hereby amended by making the following modifications to clauses (e), (f), (g), (j) (m) and (n) thereof:

1.             Section 8.02(e) of the AJCA Credit Agreement (relating to purchase money Indebtedness) is hereby amended by deleting the references therein to “$20,000,000” and by substituting therefor references to “$35,000,000”.

2.             Section 8.02(f) of the AJCA Credit Agreement (relating to Contingent Obligations with respect to performance, bid, advance payment and other similar obligations) is hereby amended by deleting the reference therein to “$45,000,000” and by substituting therefor a reference to “$50,000,000”.

3.             Section 8.02(g) of the AJCA Credit Agreement (relating to unsecured financial letters of credit issued outside the Parent Credit Agreement) is hereby amended by deleting the reference therein to “$20,000,000” and by substituting therefor a reference to “$30,000,000”.

4.             Section 8.02(j) of the AJCA Credit Agreement (relating to other unsecured Indebtedness owing offshore by Subsidiaries or Affiliates of the Borrower Parties for short term working capital or foreign currency risk and tax liabilities) is hereby amended by deleting the reference therein to “$50,000,000” and by substituting therefor a reference to “$100,000,000”.

5.             Section 8.02(m) of the AJCA Credit Agreement (relating to Contingent Obligations with respect to Indebtedness for borrowed money of Joint Ventures) is hereby amended by deleting the reference therein to “$50,000,000” and by substituting therefor a reference to “$100,000,000”.

6.             Section 8.02(o) of the AJCA Credit Agreement (relating to Indebtedness and Contingent Obligations incurred outside the AJCA Credit Agreement and the Parent Credit Agreement) is hereby amended by deleting the reference therein to “$105,000,000” and by substituting therefor a reference to “$125,000,000”.

B.            Addition of New Provisions. Section 8.02 of the AJCA Credit Agreement is hereby further amended and supplemented by (i) deleting the word “and” from the end of clause (p), (ii) deleting the period from the end of clause (q), (iii) adding a semicolon at the end of clause (q), and (iv) adding new clauses (r) and (s) thereto as follows:

“(r)         unsecured Indebtedness in an unlimited aggregate outstanding principal amount that is subordinate (structurally or in right of payment) to or pari passu with the

Loans under (and as defined in) the Parent Credit Agreement and that does not have a maturity date or any scheduled principal payments prior to the Termination Date under (and as defined in) the Parent Credit Agreement, provided that the Borrowers would be in compliance with the financial covenants set forth in Section 8.05 after giving effect to the incurrence of any such Indebtedness; and

(s)           unsecured Indebtedness in an aggregate outstanding principal amount at any time of up to $200,000,000 that is subordinate (structurally or in right of payment) to or pari passu with the Loans under (and as defined in) the Parent Credit Agreement and that matures prior to or has scheduled principal payments prior to the Termination Date under (and as defined in) the Parent Credit Agreement, provided that the Borrowers would be in compliance with the financial covenants set forth in Section 8.05 after giving effect to the incurrence of any such Indebtedness.”

11.           Amendment to Investments Covenant; Allowance of Permitted Acquisitions.  Section 8.04 of the AJCA Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (h), (ii) deleting the period from the end of clause (i), (iii) adding a semicolon and the word “and” to the end of clause (i), and adding a new clause (j) therein as follows:

“(j)          Permitted Acquisitions.”

12.           Amendments to Financial Covenants; Elimination of Minimum Consolidated Net Worth Covenant.  Section 8.05 of the AJCA Credit Agreement is hereby amended to read in full as follows:

“8.05  Financial Covenants.

(a)           Leverage Ratio.  The Borrowers shall not permit the Leverage Ratio to be greater than 3.00 to 1.00 as of the end of any Fiscal Quarter.

(b)           Fixed Charge Coverage Ratio.  The Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 as of the end of any Fiscal Quarter.”

13.           Amendment to Restrictions on Fundamental Changes Covenant; Allowance of Certain Mergers Resulting from Permitted Acquisitions.  Section 8.06 of the AJCA Credit Agreement is hereby amended to read in full as follows:

“8.06      Restrictions on Fundamental Changes.  Unless permitted by Section 8.07, no Borrower Party shall, nor shall any Borrower Party permit any of its Wholly-Owned Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, except that: (a) the Parent or any of its Wholly-Owned Subsidiaries may enter into a merger as part of a Permitted Acquisition, provided that the Parent or such Wholly-Owned Subsidiary owns or controls a majority of the surviving entity of such merger; and (b) as long as no Default or Event of Default shall exist after giving effect thereto, any Wholly-Owned Subsidiary of a Borrower Party may be merged or consolidated into a Borrower

Party or any other Subsidiary of a Borrower Party or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to a Borrower Party or any other Subsidiary of a Borrower Party; provided that neither any Borrower Party nor any Subsidiary of a Borrower Party may be involved in any such transaction unless such Borrower Party, or a Subsidiary of a Borrower Party, as the case may be, is the surviving or acquiring corporation and the net worth of such Borrower Party or Subsidiary of a Borrower Party, as the case may be, is unchanged or higher after giving effect to such merger or other transaction.”

14.           Amendments to Events of Default Provision.  Section 9.01 of the AJCA Credit Agreement is hereby amended by making the following modifications to subsections (g), (h), (j) and (k) thereof:

A.            Section 9.01(g) of the AJCA Credit Agreement is hereby amended by deleting the words “any Borrower Party shall generally not pay its debts as they become due” and by substituting therefor a reference to “any Borrower Party shall admit in writing its inability or fails generally to pay its debts as they come due”.

B.            Section 9.01(h) of the AJCA Credit Agreement is hereby amended by deleting the word “unless” appearing on the fifth (5th) line thereof and substituting therefor the words “except to the extent”.

C.            Section 9.01(j) of the AJCA Credit Agreement is hereby amended by deleting the reference therein to “$1,000,000” and substituting therefor a reference to “$10,000,000”.

D.            Section 9.01(k) of the AJCA Credit Agreement is hereby amended to read in full as follows:

“(k)  Termination of Master Guaranty.  The Master Guaranty, or any material provision therein, shall cease to be in full force and effect except as a result of any breach of the terms thereof by the Administrative Agent or the Lenders; or any of the Guarantors shall contest or purport to repudiate or disavow the Master Guaranty;”

15.           Amendment to Amendments and Waivers Provision.  Section 11.01(c) of the of the AJCA Credit Agreement is hereby amended to read in full as follows:

“(c) reduce the principal of, or the rate of interest specified herein for any Loan (other than the termination or waiver at the request of the Majority Lenders of any default interest rate pricing imposed at the request of the Majority Lenders pursuant to Section 2.06(c)), or any fees or other amounts payable hereunder or under any Loan Document;”

16.           Amendments to Miscellaneous Provisions.  Section 11.12 of the AJCA Credit Agreement is hereby amended by making the following modifications to Sections 11.02(a), 11.08(h), 11.12 and 11.18(j):

A.            Amendment to Notices and Communications Provision.  Section 11.02(a) of the AJCA Credit Agreement is hereby amended by (i) adding therein the words “and, subject to subsection (c) below, electronic mail” after the reference to the word “transmission” appearing on the third (3rd) line thereof, (ii) adding the words “sent by electronic mail” after the reference to the word “faxed” appearing on the third (3rd) line thereof, and (iii) deleting the reference to “(subject to subsection (c) below)” from the fourth (4th) line thereof.

B.            Amendment to Confidentiality Provision; Addition of Protective Order Right.  Section 11.08(h) of the AJCA Credit Agreement is hereby amended by adding the following therein as a new second (2nd) sentence:

“A Lender, however, shall, to the extent permitted by law, rule or regulation and as promptly as practicable, notify the Parent prior to such disclosure by the Lender pursuant to subclause (B) above so that the Parent may seek, at the Parent’s expense, a protective order or other appropriate remedy.  If, failing the entry of a protective order or the receipt of a waiver hereunder, the Lender is, on the advice of the Lender’s counsel, compelled to disclose such confidential information, the Lender may disclose that portion of the confidential information which the Lender’s counsel advises that the Lender is compelled to disclose.”

C.            Amendment to Severability Provision.  Section 11.12 of the AJCA Credit Agreement is hereby amended to read in full as follows:

“11.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.”

D.            Amendment to Joint Borrower Waivers Provision.  Section 11.18(j) of the AJCA Credit Agreement is hereby amended by deleting the word “waives” on the second (2nd) line thereof and substituting therefor the words “subordinates and agrees not to assert prior to the full payment and performance of the Obligations”.

17.           Condition Precedent.  The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

(i)            This Amendment.  The Administrative Agent shall have received this Amendment, duly executed by the Borrowers and the Majority Lenders;

(ii)           Acknowledgement of Guarantors.  Each of the Guarantors shall have executed the Acknowledgement of Guarantors attached to the end of this Amendment;

(iii)          Delivery of Documents Required Under AJCA Credit Agreement.  The Administrative Agent shall have received a copy of the constituent documents of Maunsell

Australia Pty Ltd., a limited company organized under the laws of Australia (“MAPL”), which shall have been certified by the secretary or assistant secretary of MAPL; and

(iv)          Amended Parent Credit Agreement.  The Amendment Effective Date shall have occurred under (and as defined in) the Amended Parent Credit Agreement.

18.           Reaffirmation and Ratification.  The Borrowers hereby reaffirm, ratify and confirm their Obligations under the AJCA Credit Agreement and acknowledge that all of the terms and conditions of the AJCA Credit Agreement, as amended hereby, remain in full force and effect.

19.           Events of Default.  None of the Borrowers is aware of the occurrence of any Default or Event of Default under the AJCA Credit Agreement.

20.           Integration.  This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

21.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

22.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

The Borrowers:

MAUNSELL HK HOLDINGS, LTD.

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation

FABER MAUNSELL LIMITED

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation

W.E. BASSETT PARTNERS PTY. LTD.

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation

MAUNSELL GROUP LIMITED

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation

MAUNSELL AUSTRALIA PTY. LTD.

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

By:	/s/ Robert Petersen
Robert Petersen
Senior Vice President

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:	/s/ Robert Petersen
Robert Petersen
Senior Vice President

BANK OF MONTREAL, ACTING UNDER ITS TRADE NAME BMO CAPITAL MARKETS,
as Syndication Agent

By:	/s/ John A. Armstrong
John A. Armstrong
Vice President

HARRIS N.A.,
as a Lender

By:	/s/ John A. Armstrong
John A. Armstrong
Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ LING LI
Name:	Ling Li
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ STEVE TREPICCIONE
Name:	Steve Trepiccione
Title:	Senior Vice President

BNP PARIBAS,
as a Lender

By:	/s/ KATHERINE WOLFE
Name:	Katherine Wolfe
Title:	Managing Director

By:	/s/ SANDY BERTRAM
Name:	Sandy Bertram
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ G. SCOTT LAMBERT
Name:	G. Scott Lambert
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ CONAN SCHLEICHER
Name:	Conan Schleicher
Title:	Vice President

CITY NATIONAL BANK,
as a Lender

By:	/s/ BRANDON FEITELSON
Name:	Brandon Feitelson
Title:	Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ JOHN E. BURDA
Name:	John E. Burda
Title:	Vice President

ACKNOWLEDGMENT OF GUARANTORS

The undersigned (collectively, the “Guarantors”) hereby acknowledge and agree to the amendment of the AJCA Credit Agreement contained in the attached First Amendment to Credit Agreement (the “Amendment”), acknowledge and reaffirm their respective obligations owing to the Lenders under the Master Guaranty and any other Loan Documents to which they are parties, and agree that the Master Guaranty and such Loan Documents are and shall remain in full force and effect.  Although the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, the Guarantors understand that neither the Administrative Agent nor any Lender has any obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgement or agreement to future amendments to the Credit Agreement, and nothing herein shall create such a duty.

Dated: As of August 31, 2007

AECOM TECHNOLOGY CORPORATION

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel

MAUNSELL CONSULTANTS ASIA LIMITED

By:	/s/ ERIC CHEN
Name:	Eric Chen
Title:	SVP, Corporate Finance & General Counsel
AECOM Technology Corporation